Exhibit 21.1

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List of Subsidiaries at February 12, 2018:	State or Country of Organization:

5.11 ABR Corp.	Delaware
5.11 Acquisition Corp.	Delaware
5.11 TA, Inc.	Delaware
5.11, Inc.	California
5.11 International Coӧperatief U.A.	Netherlands
5.11 Tactical de Mexico, S. de R.L. de C.V.	Mexico
5.11 Panama S. de R.L	Panama
AlphaOne Holdings Ltd.	British Virgin Islands
5.11 Sourcing, Limited	Hong Kong
Beyond Clothing, LLC	Delaware
5.11 Do Brasil Comercio Ltda.	Brazil
5.11 Germany GmbH	Germany

Compass AC Holdings, Inc.	Delaware
Advanced Circuits, Inc.	Colorado
Circuit Board Express LLC	Delaware
Advanced Circuits, Inc.	Arizona
AC Universal Circuits, LLC	Delaware

EBP Lifestyle Brands Holdings, Inc.	Delaware
Ergobaby Europe GmBH	Germany
Ergobaby France SARL	France
ERGO Baby Holding Corporation	Delaware
ERGO Baby Intermediate Holding Corporation	Delaware
The ERGO Baby Carrier, Inc.	Hawaii
Orbit Baby, Inc.	Delaware
EBP Lifestyle Brands UK Limited	United Kingdom
EBP Lifestyle Brands Canada, Inc.	Canada, British Columbia
Baby Tula Poland f/k/a MLV 99SP. Z.O.O	Poland
New Baby Tula LLC	Delaware

Gable 5, Inc.	Delaware
Liberty Safe Holding Corporation	Delaware
Liberty Safe & Security Products, Inc.	Utah

AMTAC Holdings, LLC	Delaware
AMT Acquisition Corp.	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Limited	United Kingdom
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	Delaware
Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levick Magnets	United Kingdom

Arnold Magnetics Asia Ltd.	Hong Kong
Jade Magnetics Limited	British Virgin Islands
Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China

CEHI Acquisition Corporation	Delaware
Clean Earth Holdings, Inc.	Delaware
Allied Environmental Group, LLC	Delaware
CEI Holding Corporation	Delaware
Clean Earth Dredging Technologies, LLC	Delaware
Clean Earth of Cateret, LLC	Delaware
Clean Earth of New Castle, LLC	Delaware
Clean Earth of North Jersey, Inc.	New Jersey
Clean Earth of Southeast Pennsylvania, LLC	Delaware
Clean Earth of Williamsport, LLC	Delaware
Clean Earth, Inc.	Delaware
Advanced Remediation & Disposal Technologies Of Delaware, LLC	Delaware
Clean Earth Environmental Services, Inc.	Delaware
Clean Earth of Georgia, LLC	Delaware
Clean Earth of Greater Washington, LLC	Delaware
Clean Earth of Maryland, LLC	Delaware
Clean Earth of Philadelphia, LLC	Delaware
Clean Earth of Southern Florida, LLC	Delaware
Clean Rock Properties, Ltd.	Maryland
Clean Earth of West Virginia, Inc.	Delaware
AES Asset Acquisition Corporation	Delaware
Clean Earth of Alabama, Inc.	Delaware
Real Property Acquisition LLC	Delaware
AERC Acquisition Corporation	Delaware
MKC Acquisition Corporation	Delaware
Environmental Soil Management Inc.	New Hampshire
Environmental Soil Management of New York LLC	New York
Clean Earth of Michigan, LLC	Michigan
Gardner Road Oil, LLC	Delaware

SternoCandleLamp Holdings, Inc.	Delaware
The Sterno Group Companies, LLC	Delaware
Sterno Products, LLC	Delaware
Sterno Home Inc. f/k/a NII Northern International Inc.	Canada, British Columbia
NII Northern International Services Inc.	Delaware
Sterno Home Inc.	China
Sterno Delivery, LLC, fka SevenOKs, Inc.	Delaware
Rimports, LLC	Delaware
Rimports (Canada) LTD	Canada
Rimports (Shenzen) LLC	China

FHF Holdings Ltd.	Canada, British Columbia
Fresh Hemp Foods Ltd. d/b/a Manitoba Harvest	Canada, British Columbia
Manitoba Harvest USA, LLC	Delaware
Manitoba Harvest Japan K.K.	Japan

CBCP Products, LLC	Delaware

CBCP Acquisition Corp.	Delaware
Velocity Outdoor Inc.	Delaware
Crosman Corporation	Delaware
Ravin Crossbows, Inc.	Wisconsin
Crosman Europe Aps	Denmark

FFI Compass, Inc.	Delaware
Foam Fabricators, Inc.	Delaware
Foam Fab, Inc.	Delaware
Foam Fabricators Mexico, S. de R.L. de C.V.	Mexico
Foam Fabricators Services, S. de R.L. de C.V.	Mexico